Exhibit 5.2

August 20, 2026
Carvana Receivables Depositor LLC
300 E. Rio Salado Parkway, Bldg. 1
Tempe, Arizona 85281

Re:    Carvana Auto Receivables Grantor Trust 2026-P3
Ladies and Gentlemen:
We have acted as special Delaware counsel in connection with the formation of Carvana Auto Receivables Grantor Trust 2026-P3, a Delaware statutory trust (the “Trust”), and in connection with (i) the Grantor Trust Certificate to be issued by the Trust, (ii) the filing of the Registration Statement on Form SF-3 (together with the exhibits and any amendments thereto and the prospectus described therein, the “Registration Statement”), filed by Carvana Receivables Depositor LLC (the “Depositor”) on March 5, 2025 (as amended by the pre-effective amendment no. 1 on April 25, 2025 and declared effective on May 2, 2025, and as amended by the post-effective amendment no. 1 and declared effective on January 22, 2026), with the Securities and Exchange Commission, and (iii) the preliminary prospectus, dated August 12, 2026, relating to the Offered Notes that was filed with the Securities and Exchange Commission on August 12, 2026, and a copy of the prospectus, dated August 18, 2026 (the “Prospectus”). This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Prospectus.
We have examined originals or copies of the following documents:
(a)    A certified copy of the certificate of trust of the Trust which was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 31, 2023, as amended by the certificate of amendment to the certificate of trust of the Trust which was filed with the Secretary of State on August 22, 2025 (collectively, the “Certificate of Trust”);
(b)    The initial Grantor Trust Agreement, dated as of August 31, 2023, between Carvana Auto Receivables Trust 2024-N4, as grantor (the “Grantor”), and BNY Mellon Trust of Delaware (“BNYM”), as grantor trust trustee (the “Grantor Trust Trustee”), as amended and restated by the Amended and Restated Grantor Trust Agreement, dated as of August 22, 2025, between the Grantor and the Grantor Trust Trustee;

Carvana Auto Receivables Grantor Trust 2026-P3
Carvana Receivables Depositor LLC
August 20, 2026

(c)    The form of the Second Amended and Restated Grantor Trust Agreement, to be dated as of August 25, 2026, between the Grantor and BNYM, as Grantor Trust Trustee, grantor trust certificate registrar and grantor trust paying agent, in connection with the issuance of the Grantor Trust Certificate for the Trust (the “Amended and Restated Grantor Trust Agreement”), attached as Exhibit 10.8 to the Form 8-K;
(d)    A form of Trust Certificate of the Grantor Trust (the “Grantor Trust Certificate”) attached as an exhibit to the Amended and Restated Grantor Trust Agreement; and
(e)    A Certificate of Good Standing for the Trust, dated August 19, 2026, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:
1.    The Trust is duly formed and is validly existing in good standing as a Delaware statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).
2.    Upon execution and delivery of the Amended and Restated Grantor Trust Agreement for the Trust, the Trust will have the power and authority under the Amended and Restated Grantor Trust Agreement and the Act, to execute and deliver the Grantor Trust Certificate, and the Grantor Trust Certificate will be duly authorized by the Trust.
3.    When the Grantor Trust Certificate has been duly authorized by all necessary trust action and has been duly executed, authenticated and delivered against payment therefor as described in the Amended and Restated Grantor Trust Agreement and as contemplated by the Prospectus, the Grantor Trust Certificate will represent a valid and, subject

Carvana Auto Receivables Grantor Trust 2026-P3
Carvana Receivables Depositor LLC
August 20, 2026

to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interest in the assets of the Trust.
4.    The Holder of the Grantor Trust Certificate, as beneficial owner of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holder of the Grantor Trust Certificate may be obligated to make payments as set forth in the Amended and Restated Grantor Trust Agreement.
The foregoing opinions are subject to the following exceptions, qualifications and assumptions:
A.    The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, the United States Corporate Transparency Act, as amended, or any other similar statute of any other jurisdiction, (ii) state tax, insurance, pension or employee benefit plan, securities or blue sky laws or (iii) laws, rules or regulations relating to the particular nature of the Trust assets.
B.    For purposes of this opinion, we have assumed (i) that, at the time the Grantor Trust Certificate is issued, the Amended and Restated Grantor Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, with respect to the operation and termination of the Trust, that the Certificate of Trust is in full force and effect and will not be amended and that the Amended and Restated Grantor Trust Agreement for such Trust will be in full force and effect and will be executed and delivered in substantially the form reviewed by us, (ii) except to the extent provided in paragraph 1 above, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are to be parties to the documents examined by us, (iv) except to the extent provided in paragraph 2 above, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (v) except to the extent provided in paragraph 3 above, the due authorization, execution and delivery by all parties thereto of all documents examined by us. We have not participated in the preparation of the Registration Statement or the Prospectus (except for providing this opinion) and assume no responsibility for their contents, other than this opinion.
C.    The opinion in paragraph 3 above is subject to (i) applicable bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws or proceedings relating to and affecting the rights and remedies of creditors generally, (ii)

Carvana Auto Receivables Grantor Trust 2026-P3
Carvana Receivables Depositor LLC
August 20, 2026

principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) applicable public policy with respect to the enforceability of provisions relating to exculpation, indemnification or contribution, and (iv) judicial imposition of an implied covenant of good faith and fair dealing.
D.    We express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, or (iii) any provisions in the Amended and Restated Grantor Trust Agreement that purport to restrict any right that a party may have to apply for a judicial dissolution of the Trust.
E.    With respect to all documents examined by us, we have assumed that (i) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (ii) in connection with the documents of which we have received a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected.
F.    We have not participated in the preparation of the Registration Statement or the Prospectus (other than this opinion) or any other offering materials with respect to the formation of the Trust and issuance of the Grantor Trust Certificate and assume no responsibility for their contents, except for this opinion.
We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit on Form 8-K in connection with the sale of the Offered Notes. We also consent to the use of our name in the Registration Statement and the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Richards, Layton & Finger, P.A.

DKD/CZD